Resources Connection Reports Financial Results for Fourth Quarter and Full Fiscal Year 2025

– Revenue & Gross Margin Exceed High End of Outlook Range –

DALLAS, Texas, July 24, 2025 – Resources Connection, Inc. (Nasdaq: RGP) (the “Company”), a professional services firm, today announced its financial results for its fourth quarter and full fiscal year ended May 31, 2025.

Fourth Quarter Fiscal 2025 Highlights Compared to Prior Year Quarter:

•Revenue of $139.3 million compared to $148.2 million
•Same-day constant currency revenue, a non-GAAP measure, declined 11.4%
•Gross margin remained strong at 40.2%, consistent with the prior year quarter
•Selling, General and Administrative expenses (“SG&A”) of $50.6 million, compared to $46.4 million which included a one-time benefit of $4.4 million related to an earnout adjustment for the CloudGo acquisition
•Net loss of $73.3 million (net loss margin of 52.6%), including a non-cash goodwill impairment charge of $69.0 million, compared to net income of $10.5 million (net income margin of 7.1%)
•GAAP diluted loss per common share of $2.23 compared to diluted net earnings per share of $0.31
•Adjusted diluted earnings per common share, a non-GAAP measure, of $0.16 compared to $0.28
•Adjusted EBITDA, a non-GAAP measure, of $9.8 million (Adjusted EBITDA margin of 7.1%) compared to $13.1 million (Adjusted EBITDA margin of 8.8%)
•Cash dividends declared of $0.07 per share

Full Fiscal Year 2025 Highlights Compared to Prior Year:

•Revenue of $551.3 million compared to $632.8 million
•Same-day constant currency revenue, a non-GAAP measure, declined 13.9%
•Gross margin of 37.6% compared to 38.9%
•SG&A improved 3.3% to $202.0 million, compared to $208.9 million
•Net loss of $191.8 million (net loss margin of 34.8%), including a non-cash goodwill impairment charge of $194.4 million, compared to net income of $21.0 million (net income margin of 3.3%)
•GAAP diluted loss per common share of $5.80 compared to diluted net earnings per share of $0.62
•Adjusted diluted earnings per common share of $0.23 compared to $0.93
•Adjusted EBITDA of $23.5 million (Adjusted EBITDA margin of 4.3%) compared to $51.5 million (Adjusted EBITDA margin of 8.1%)
•Cash and cash equivalents of $86.1 million compared to $108.9 million at fiscal year-end 2024

Management Commentary

“I want to thank our team for delivering results that exceeded the high end of our outlook for revenue and gross margin in this ongoing challenging global marketplace,” said Kate W. Duchene, Chief Executive Officer. “We delivered sequential revenue growth and improved our average bill rates across multiple segments of the business. We continued our efforts to improve the business for the long-term by focusing on cross sell execution to deliver highly flexible and high impact solutions to our clients while continuing to improve cost efficiency by leveraging our newly launched systems. Our teams remain dedicated to focusing on higher quality and larger sales opportunities as we continue to drive pipeline growth around the globe. Given the extended time to close new business, we are ensuring our client relationships remain close and trusted. Our client retention rates continue to be steady and strong. With our refreshed brand positioning and ongoing diversification strategy, we remain committed to unlocking future growth while continuing to create value for current clients and our shareholders.”

Fourth Quarter Fiscal 2025 Results

Revenue was $139.3 million compared to $148.2 million in the fourth quarter of fiscal 2024. On a same-day constant currency basis, revenue was down 11.4% reflecting a persistently challenging demand environment due to the ongoing uncertainty in the broader environment, resulting in lengthened client decision-making and sales cycles. To a lesser extent, in connection with recent actions we have taken to execute on our diversified services strategy for long term growth and stability, we experienced both voluntary and involuntary attrition in the third quarter, including within our sales team, which also affected our revenue performance in Q4. Compared to the prior year quarter, billable hours decreased 10.5% while the average bill rate improved by 4.2% (also 4.2% on a constant currency basis). The year-over-year improvement in average bill rate is attributable to an ongoing focus on value-based pricing and a shift in revenue mix towards higher value consulting projects. While average bill rates improved across almost all of our geographic regions compared to the prior year, the enterprise average bill rate continues to reflect the global revenue mix, which currently includes a higher proportion of revenue generated in Asia Pacific, where bill rates are significantly lower than in the United States (“U.S.”) and Europe.

Gross margin remained strong at 40.2%, consistent with the prior year quarter, reflecting an improvement in pay/bill ratio, offset by less favorable leverage of indirect benefit costs on lower revenue.

SG&A for the fourth quarter of fiscal 2025 was $50.6 million, or 36.3% of revenue, compared to $46.4 million, or 31.3% of revenue in the prior year quarter. The $4.3 million increase in SG&A year-over-year was primarily attributed to a $4.4 million favorable non-cash adjustment on contingent consideration related to the acquisition of CloudGo Pte Ltd. and its subsidiaries (collectively, “CloudGo”) recognized in the prior year quarter, an increase of $1.7 million in restructuring expenses and ongoing alignment of resource capacity and an increase of $1.4 million in other general and administrative expenses including amortization related to an ongoing enterprise resource planning (“ERP”) system implementation. These increases were partially offset by reductions of $1.9 million in technology transformation costs and a net $1.4 million in employee compensation and benefits partially as a result of the reduction in force.

During the fourth quarter of fiscal 2025, the Company conducted a goodwill impairment analysis and recorded a non-cash impairment charge of $69.0 million in the Consulting segment.

The fourth quarter of fiscal 2025 had an income tax expense of $8.0 million, or a negative effective tax rate of (12.2)%, compared to an income tax expense of $1.0 million, or an effective tax rate of 9.0% for the fourth quarter of fiscal 2024. The effective tax rate for the fourth quarter of fiscal 2025 was impacted by the non-deductible portion of the goodwill impairment, coupled with an establishment of a valuation allowance on the Company's domestic net deferred tax assets. The effective tax rate for the fourth quarter of fiscal 2024 was impacted by a number of tax benefits, chiefly the nontaxable income related to the favorable contingent consideration adjustment in connection with the CloudGo acquisition.

Net loss was $73.3 million (net loss margin of 52.6%), compared to net income of $10.5 million (net income margin of 7.1%) in the prior year quarter, primarily due to the non-cash goodwill impairment charge. The Company delivered an Adjusted EBITDA of $9.8 million, a margin of 7.1% in the fourth quarter of fiscal 2025 compared to $13.1 million, a margin of 8.8% in the prior year quarter.

Full Fiscal Year 2025 Results

Annual revenue of $551.3 million compared to $632.8 million a year ago, or a decrease of 12.9% (or a decrease of 13.9% on a same-day constant currency basis). Billable hours were down 13.5% while the average bill rate remained flat (or increased 0.8% on a constant currency basis) during fiscal 2025 compared to fiscal 2024.

Gross margin was 37.6% compared to 38.9% in the prior year primarily due to lower utilization of salaried consultants and a decrease in leverage on cost of service as a result of lower revenue. Pay/bill ratio remained consistent year over year.

The Company’s continued focus on cost discipline supported SG&A of $202.0 million in fiscal 2025 compared to $208.9 million in fiscal 2024, a 3.3% improvement. The $6.8 million improvement in SG&A year-over-year was primarily attributed to a lower net employee compensation expense of $9.2 million largely resulting from the restructuring plans and ongoing alignment of resource capacity to demand, a $3.4 million gain on the sale of the Irvine office building and a $1.4 million decrease in technology transformation costs. These reductions were partially offset by a $4.4 million favorable non-cash adjustment on contingent consideration related to the CloudGo acquisition recognized in fiscal 2024, a $1.0 million increase in restructuring costs, $1.0 million increase in stock compensation costs and $1.3 million of amortization related to the newly launched ERP system in the third fiscal quarter.

During fiscal 2025, in light of the decline in the Company’s market capitalization, along with the slow recovery in the On-Demand, Consulting, and Europe and Asia business segments, the Company conducted a goodwill impairment analysis during the second, third and fourth quarters of fiscal 2025 and recorded a non-cash goodwill impairment charge of $194.4 million ($70.2 million was recorded in the On-Demand Talent segment, $98.6 million was recorded in the Consulting segment, and $25.6 million in the Europe and Asia segment).

The Company recorded an income tax benefit of $4.3 million (effective tax rate of 2.2%) for the year ended May 31, 2025 compared to income tax expense of $8.8 million (effective tax rate of 29.5%) for the year ended May 25, 2024. The income tax benefit in fiscal 2025 was primarily attributed to the Company's pretax loss. The lower effective tax rate in fiscal 2025 was primarily the result of non-deductible portion of the goodwill impairment charge, coupled with the establishment of valuation allowances on the Company’s domestic and United Kingdom net deferred tax assets. The effective tax rate during fiscal 2024 was attributed primarily to a non-recurring increase in forfeiture of stock options in connection with an employee termination during the fiscal year, partially offset by a number of rate benefits, chiefly the nontaxable income on the reversal of CloudGo's contingent liability.

RESOURCES CONNECTION, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
(In thousands, except per share amounts)

	Three Months Ended		For the Years Ended
	May 31,	May 25,	May 31,	May 25,	May 27,
	2025	2024	2025	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$139,340	$148,198	$551,331	$632,801	$775,643
Direct cost of services	83,362	88,615	343,907	386,733	462,501
Gross profit	55,978	59,583	207,424	246,068	313,142
Selling, general and administrative expenses	50,620	46,350	202,024	208,864	228,842
Goodwill impairment	69,032	—	194,409	—	2,955
Amortization expense	1,419	1,330	5,880	5,378	5,018
Depreciation expense	402	618	1,868	3,050	3,539
Income (loss) from operations	(65,495)	11,285	(196,757)	28,776	72,788
Interest (income) expense, net	(75)	(234)	(544)	(1,064)	552
Other (income) expense	(88)	17	(138)	11	(382)
Income (loss) before income tax expense (benefit)	(65,332)	11,502	(196,075)	29,829	72,618
Income tax expense (benefit)	7,974	1,030	(4,295)	8,795	18,259
Net income (loss)	$(73,306)	$10,472	$(191,780)	$21,034	$54,359

Net income (loss) per common share:
Basic	$(2.23)	$0.31	$(5.80)	$0.63	$1.63
Diluted	$(2.23)	$0.31	$(5.80)	$0.62	$1.59

Weighted average number of common and common equivalent shares outstanding:
Basic	32,875	33,497	33,063	33,445	33,407
Diluted	32,875	33,725	33,063	33,895	34,185

Cash dividends declared per common share	$0.07	$0.14	$0.49	$0.56	$0.56

Revenue by Segment
On-Demand Talent	$52,962	$59,515	$205,976	$272,600	$372,679
Consulting	50,950	56,236	219,215	227,967	259,946
Europe & Asia Pacific	21,342	19,507	77,602	84,207	93,166
Outsourced Services	11,333	10,263	39,618	38,122	38,950
All Other	2,753	2,677	8,920	9,905	10,902
Total consolidated revenue	$139,340	$148,198	$551,331	$632,801	$775,643

Cash dividend
Total cash dividends paid	$4,631	$4,732	$18,646	$18,825	$18,784

Conference Call Information

RGP will hold a conference call for analysts and investors at 5:00 p.m., ET, today, July 24, 2025. A live webcast of the call will be available on the Events section of the Company’s Investor Relations website. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for 30 days by visiting the Events section of the Company’s Investor Relations website.

About RGP

RGP is a global professional services leader that helps businesses navigate complex challenges with flexible, high-impact solutions across Finance, HR, Operations, and Technology. With 2,300+ experts worldwide and decades of experience, we’re a trusted partner to the C-Suite—optimizing performance, accelerating transformation, and executing critical initiatives from strategy to automation and AI. Whether enterprises need embedded expertise, strategic consulting, or fully outsourced solutions, RGP is built to meet organizations where they are.

Based in Dallas, TX with offices worldwide, we annually engage with over 1,600 clients around the world from 41 physical practice offices and multiple virtual offices. RGP is proud to have served 88% of the Fortune 100 as of May 2025 and has been recognized by U.S. News & World Report (2024-2025 Best Companies to Work for) and Forbes (America’s Best Management Consulting Firms 2025, America’s Best Midsize Employers 2025, World's Best Management Consulting Firms 2024).

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. To learn more about RGP, visit: http://www.rgp.com. (RGP-F)

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “future,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should,” “strategy” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include statements regarding our expected recovery and growth and operational plans. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, but are not limited to, the following: risks related to an economic downturn or deterioration of general macroeconomic conditions, potential adverse effects to our and our clients’ liquidity and financial performances from bank failures or other events affecting financial institutions, the highly competitive nature of the market for professional services, risks related to the loss of a significant number of our consultants, or an inability to attract and retain new consultants, the possible impact on our business from the loss of the services of one or more key members of our senior management or key sales professionals, risks related to potential significant increases in wages or payroll-related costs, our ability to secure new projects from clients, our ability to achieve or maintain a suitable pay/bill ratio, our ability to compete effectively in the competitive bidding process, risks related to unfavorable provisions in our contracts which may permit our clients to, among other things, terminate the contracts partially or completely at any time prior to completion, our ability to realize the level of benefit that we expect from our restructuring initiatives, risks that our recent digital expansion and technology transformation efforts may not be successful, our ability to build an efficient support structure as our business continues to grow and transform, our ability to grow our business, manage our growth or sustain our current business, our ability to serve clients internationally, additional operational challenges from our international activities possible disruption of our business from our past and future acquisitions, the possibility that our recent rebranding efforts may not be successful, our potential inability to adequately protect our intellectual property rights, risks that our computer hardware and software and telecommunications systems are damaged, breached or interrupted, risks related to the failure to comply with data privacy laws and regulations and the adverse effect it may have on our reputation, results of operations or financial condition, our ability to comply with governmental, regulatory and legal requirements and company policies, the possible legal liability for damages resulting from the performance of projects by our consultants or for our clients’ mistreatment of our personnel, risks arising from changes in applicable tax laws or adverse results in tax audits or interpretations, the possible adverse effect on our business model from the reclassification of our independent contractors by foreign tax and regulatory authorities, the possible difficulty for a third party to acquire us and resulting depression of our stock price, the operating and financial restrictions from our credit facility, risks related to the variable rate of interest in our credit facility, the possible impact of activist shareholders, the possibility that we are unable to or elect not to pay our quarterly dividend payment, and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 31, 2025, which will be filed on or around July 25, 2025, and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to assess our financial and operating performance that are not defined by or calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the Consolidated Statements of Operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:

•Same-day constant currency revenue is adjusted for the following items:

oCurrency impact. In order to remove the impact of fluctuations in foreign currency exchange rates, the Company calculates same-day constant currency revenue, which represents the outcome that would have resulted had exchange rates in the current period been the same as those in effect in the comparable prior period.

oBusiness days impact. In order to remove the fluctuations caused by comparable periods having a different number of business days, the Company calculates same-day revenue as current period revenue (adjusted for currency impact) divided by the number of business days in the current period, multiplied by the number of business days in the comparable prior period. The number of business days in each respective period is provided in the “Number of Business Days” section of the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below.

•EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes.

•Adjusted EBITDA is calculated as EBITDA excluding stock-based compensation expense, amortized Enterprise Resource Planning (“ERP”) system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, and contingent consideration adjustments. We also present herein Adjusted EBITDA at the segment level as a measure used to assess the performance of our segments. Segment Adjusted EBITDA excludes certain shared corporate administrative costs that are not practical to allocate.

•Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue.

•Adjusted diluted earnings (loss) per common share is calculated as diluted earnings (loss) per common share, excluding the per share impact of stock-based compensation expense, amortized ERP system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, contingent consideration adjustments, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP financial measures, which are used by management to assess the core performance of our Company, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of our Company and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for revenue, net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our revenue, profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except number of business days)

Adjusted Revenue by Segment - Year-over-Year Comparison

	Three Months Ended
	May 31, 2025				May 25, 2024
	(Unaudited)				(Unaudited)
	As reported (GAAP)	Currency impact	Business days impact	Same-day constant currency revenue	As reported (GAAP)
On-Demand Talent	$52,962	$298	$(3,070)	$50,190	$59,515
Consulting	50,950	264	(2,941)	48,273	56,236
Europe and Asia Pacific	21,342	(435)	(1,376)	19,531	19,507
Outsourced Services	11,333	-	(657)	10,676	10,263
All Other	2,753	-	(160)	2,593	2,677
Total Consolidated	$139,340	$127	$(8,204)	$131,263	$148,198

Adjusted Revenue by Segment - Year-over-Year Comparison

	For the Years Ended
	May 31, 2025				May 25, 2024
	(Unaudited)				(Unaudited)
	As reported (GAAP)	Currency impact	Business days impact	Same-day constant currency revenue	As reported (GAAP)
On-Demand Talent	$205,976	$959	$(3,231)	$203,704	$272,600
Consulting	219,215	922	(3,492)	216,645	227,967
Europe and Asia Pacific	77,602	151	(1,214)	76,539	84,207
Outsourced Services	39,618	-	(621)	38,997	38,122
All Other	8,920	-	(140)	8,780	9,905
Total Consolidated	$551,331	$2,032	$(8,698)	$544,665	$632,801

	Three Months Ended		For the Years Ended
Number of Business Days	May 31, 2025	May 25, 2024	May 31, 2025	May 25, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
On-Demand Talent (1)	69	65	255	251
Consulting (1)	69	65	255	251
Europe & Asia (2)	66	62	254	250
Outsourced Services (1)	69	65	255	251
All Other (1)	69	65	255	251

(1) This represents the number of business days in the U.S.

(2) The business days in international regions represents the weighted average number of business days.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Three Months Ended
	May 31,	% of	May 25,	% of
Adjusted EBITDA	2025	Revenue	2024	Revenue
	(Unaudited)		(Unaudited)
Net income (loss)	$(73,306)	(52.6)%	$10,472	7.1%
Adjustments:
Amortization expense	1,419	1.0	1,330	0.9
Depreciation expense	402	0.3	618	0.4
Interest income, net	(75)	(0.1)	(234)	(0.2)
Income tax (benefit) expense	7,974	5.7	1,030	0.7
EBITDA	(63,586)	(45.6)	13,216	8.9
Stock-based compensation expense	1,337	1.0	1,483	1.0
Amortized ERP system costs (1)	678	0.5	—	—
Technology transformation costs (2)	—	—	1,914	1.3
Acquisition costs (3)	465	0.3	688	0.5
Goodwill impairment (4)	69,032	49.5	—	—
Restructuring costs (5)	1,904	1.4	189	0.1
Contingent consideration adjustment (6)	—	—	(4,400)	(3.0)
Adjusted EBITDA	$9,830	7.1%	$13,090	8.8%

Adjusted Diluted Earnings per Common Share
Diluted earnings (loss) per common share, as reported	$(2.23)		$0.31
Stock-based compensation expense	0.04		0.04
Amortized ERP system costs (1)	0.02		—
Technology transformation costs (2)	—		0.05
Acquisition costs (3)	0.01		0.02
Goodwill impairment (4)	2.10		—
Restructuring costs (5)	0.06		0.01
Contingent consideration adjustment (6)	—		(0.13)
Income tax impact of adjustments	0.16		(0.02)
Adjusted diluted earnings per common share	$0.16		$0.28

(1) Amortized ERP system costs represent the amortization of capitalized technology transformation costs related to newly implemented ERP system, which was recorded within SG&A on the Consolidated Statement of Operations.

(2) Technology transformation costs represent costs included in net income related to the Company’s initiative to upgrade its technology platform globally, including a cloud-based ERP system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.

(3) Acquisition costs primarily represent costs included in net income (loss) related to the Company’s business acquisition. These costs include transaction bonuses, cash retention bonus accruals, and fees paid to the Company's broker, legal counsel, and other professional services firms.

(4) Goodwill impairment charge recognized during the three months ended May 31, 2025 was related to the Consulting segment.

(5) Restructuring costs during the three months ended May 31, 2025 related to the Company's global cost reduction plan, including a reduction in force intended to reduce costs and streamline operations (the “2025 Restructuring Plan”), which was authorized in December 2024 and May 2025. Restructuring costs during the three months ended May 25, 2024 related to Company's cost reduction plan, including a reduction in force (the “U.S. Restructuring Plan”), which was authorized in October 2024, and was substantially completed during fiscal 2024.

(6) Contingent consideration adjustment related to the remeasurement of contingent liabilities from the CloudGo acquisition.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	For the Years Ended
	May 31,	% of	May 25,	% of	May 27,	% of
Adjusted EBITDA	2025	Revenue	2024	Revenue	2023	Revenue
	(Unaudited)		(Unaudited)		(Unaudited)
Net income (loss)	$(191,780)	(34.8)%	$21,034	3.3%	$54,359	7.0%
Adjustments:
Amortization expense	5,880	1.1	5,378	0.9	5,018	0.6
Depreciation expense	1,868	0.3	3,050	0.5	3,539	0.4
Interest (income) expense, net	(544)	(0.1)	(1,064)	(0.2)	552	0.1
Income tax expense (benefit)	(4,295)	(0.8)	8,795	1.4	18,259	2.4
EBITDA	(188,871)	(34.3)	37,193	5.9	81,727	10.5
Stock-based compensation expense	6,754	1.2	5,732	0.9	9,521	1.2
Amortized ERP system costs (1)	1,287	0.2	—	—	—	—
Technology transformation costs (2)	5,474	1.0	6,901	1.1	6,355	0.8
Acquisition costs (3)	2,763	0.5	1,970	0.3	—	—
Goodwill impairment (4)	194,409	35.3	—	—	2,955	0.4
Gain on sale of assets (5)	(3,420)	(0.6)	—	—	—	—
Restructuring costs (6)	5,061	0.9	4,087	0.6	(364)	—
Contingent consideration adjustment (7)	—	—	(4,400)	(0.7)	—	—
Adjusted EBITDA	$23,457	4.3%	$51,483	8.1%	$100,194	12.9%

Adjusted Diluted Earnings per Common Share
Diluted earnings (loss) per common share, as reported	$(5.80)		$0.62		$1.59
Stock-based compensation expense	0.20		0.17		0.28
Amortized ERP system costs (1)	0.04		—		—
Technology transformation costs (2)	0.17		0.20		0.19
Acquisition costs (3)	0.08		0.06		—
Goodwill impairment (4)	5.88		—		0.09
Gain on sale of assets (5)	(0.10)		—		—
Restructuring costs (6)	0.15		0.12		(0.01)
Contingent consideration adjustment (7)	—		(0.13)		—
Income tax impact of adjustments	(0.39)		(0.11)		(0.14)
Adjusted diluted earnings per common share	$0.23		$0.93		$2.00

(1) Amortized ERP system costs represent the amortization of capitalized technology transformation costs related to newly implemented ERP system, which was recorded within SG&A on the Consolidated Statement of Operations.

(2) Technology transformation costs represent costs included in net income (loss) related to the Company’s initiative to upgrade its technology platform globally, including a cloud-based ERP system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.

(3) Acquisition costs primarily represent costs included in net income (loss) related to the Company’s business acquisition. These costs include transaction bonuses, cash retention bonus accruals, and fees paid to the Company's broker, legal counsel, and other professional services firms.

(4) Goodwill impairment charge recognized during the year ended May 31, 2025 was related to the On-Demand Talent, Consulting, and Europe and Asia Pacific segments. Goodwill impairment charge recognized during the year ended May 27, 2023 was related to the Sitrick segment.

(5) Gain on sale of assets was related to the Company’s sale of its Irvine office building, which was completed in August 2024.

(6) Restructuring costs for the year ended May 31, 2025 related to the 2025 Restructuring Plan, which was authorized in December 2024 and May 2025. Restructuring costs for the year ended May 25, 2024 related to U.S. Restructuring Plan, which was authorized in October 2024, and was substantially completed during fiscal 2024. The restructuring credits for the year ended May 27, 2023 related to the release of accrued restructuring liabilities upon completion of the global restructuring and business transformation plans from fiscal 2021.

(7) Contingent consideration adjustment related to the remeasurement of contingent liabilities related to the CloudGo acquisition.

Segment Results
During the first quarter of fiscal 2025, the Company identified the following newly defined operating segments:
•On-Demand Talent – this segment provides businesses with a go-to source for bringing in experts when they need them.

•Consulting – this segment drives transformation process across people, processes and technology across domain areas including finance, technology and digital, risk and compliance and supply chain transformation.

•Europe & Asia Pacific – is a geographically defined segment that offers both on-demand and consulting services (excluding the digital consulting business, which is included in our Consulting segment) to clients throughout Europe and Asia Pacific.

•Outsourced Services – operating under the Countsy by RGPTM brand, this segment offers finance, accounting and human resource services provided to startups, spinouts and scaleups enterprises, utilizing a technology platform and fractional team.

•Sitrick – a crisis communications and public relations firm that provides corporate, financial, transactional and crisis communication and management services.

The Company's reportable segments are comprised of On-Demand, Consulting, Outsourced Services, and Europe & Asia Pacific. Sitrick does not individually meet the quantitative thresholds to qualify as a reportable segment. Therefore, Sitrick is disclosed under the “All Other” Segment. On July 1, 2024, the Company acquired Reference Point LLC, which is reported within the Consulting segment from the date of acquisition.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentage)

	Three Months Ended				Twelve Months Ended
	May 31, 2025	% of Revenue (1)	May 25, 2024	% of Revenue (1)	May 31, 2025	% of Revenue (1)	May 25, 2024	% of Revenue (1)
Adjusted EBITDA:	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
On-Demand Talent	$6,385	12.1%	$7,113	12.0%	$17,116	8.3%	$31,673	11.6%
Consulting	8,328	16.3%	10,194	18.1%	31,718	14.5%	38,420	16.9%
Europe & Asia Pacific	1,930	9.0%	542	2.8%	4,478	5.8%	5,289	6.3%
Outsourced Services	3,148	27.8%	2,738	26.7%	7,581	19.1%	7,641	20.0%
All Other	(118)	(4.3)%	32	1.2%	(1,838)	(20.6)%	(675)	(6.8)%
Unallocated items (2)	(9,843)		(7,529)		(35,598)		(30,865)
Adjustments:
Stock-based compensation expense	(1,337)		(1,483)		(6,754)		(5,732)
Amortized ERP system costs (3)	(678)		—		(1,287)		—
Technology transformation costs (4)	—		(1,914)		(5,474)		(6,901)
Acquisition costs (5)	(465)		(688)		(2,763)		(1,970)
Goodwill impairment (6)	(69,032)		—		(194,409)		—
Gain on sale of assets (7)	—		—		3,420		—
Restructuring cost (8)	(1,904)		(189)		(5,061)		(4,087)
Amortization expense	(1,419)		(1,330)		(5,880)		(5,378)
Depreciation expense	(402)		(618)		(1,868)		(3,050)
Contingent consideration adjustment	—		4,400		—		4,400
Interest income, net	75		234		544		1,064
Income (loss) before income tax expense (benefit)	(65,332)		11,502		(196,075)		29,829
Income tax expense (benefit)	7,974		1,030		(4,295)		8,795
Net income (loss)	$(73,306)		$10,472		$(191,780)		$21,034

(1) Segment Adjusted EBITDA Margin is calculated by dividing segment Adjusted EBITDA by segment revenue.
(2) Unallocated items are generally comprised of unallocated corporate administrative costs, including management and board compensation, corporate support function costs and other general corporate costs that are not allocated to segments.
(3) Amortized ERP system costs represent the amortization of capitalized technology transformation costs related to newly implemented ERP system, which was recorded within SG&A on the Consolidated Statement of Operations.
(4) Technology transformation costs represent costs included in net income (loss) related to our initiative to upgrade its technology platform globally, including a cloud-based ERP system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.
(5) Acquisition costs primarily represent costs included in net income (loss) related to our business acquisition. These costs include transaction bonuses, cash retention bonus accruals, and fees paid to the Company's broker, legal counsel, and other professional services firms.
(6) Goodwill impairment charges recognized during the three months ended May 31, 2025 was related to the Consulting segment. Goodwill impairment charges recognized during year ended May 31, 2025 was related to the On-Demand Talent, Consulting, and Europe and Asia Pacific segments.
(7) Gain on sale of assets was related to the Company’s sale of its Irvine office building, which was completed in August 2024.

(8) Restructuring costs for the year ended May 31, 2025 related to the 2025 Restructuring Plan, which was authorized in December 2024 and May 2025. Restructuring costs for the year ended May 25, 2024 related to U.S. Restructuring Plan, which was authorized in October 2024, and was substantially completed during fiscal 2024.

The following table discloses the Company's average bill rate by segment for the last five quarters ended:

	May 31, 2025	February 22, 2025	November 23, 2024	August 24, 2024	May 25, 2024
Average bill rate (1):	(Unaudited)
Consolidated bill rate	$125	$123	$123	$118	$120
On-Demand Talent	$143	$140	$140	$140	$142
Consulting	$158	$159	$154	$145	$142
Europe & Asia Pacific	$64	$59	$59	$56	$58
Outsourced Services	$140	$137	$140	$139	$142

(1) Average bill rates are calculated by dividing total revenue by the total number of billable hours.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(In thousands, except consultant headcount and average rates)

	May 31,	May 25,
SELECTED BALANCE SHEET INFORMATION:	2025	2024
	(Unaudited)
Cash and cash equivalents	$86,147	$108,892
Trade accounts receivable, net of allowance for credit losses	$99,210	$108,515
Total assets	$304,688	$510,914
Current liabilities	$75,402	$72,433
Long-term debt	$—	$—
Total liabilities	$97,607	$92,151
Total stockholders’ equity	$207,081	$418,763

	For the Years Ended
	May 31,	May 25,
SELECTED CASH FLOW INFORMATION:	2025	2024
	(Unaudited)
Cash flow -- operating activities	$18,899	$21,919
Cash flow -- investing activities	$(13,571)	$(8,554)
Cash flow -- financing activities	$(27,731)	$(20,709)

	Three Months Ended
	May 31,	May 25,
SELECTED OTHER INFORMATION:	2025	2024
	(Unaudited)	(Unaudited)
Consultant headcount, end of period	2,368	2,585
Average bill rate (1)	$125	$120
Average pay rate (1)	$59	$57
Common shares outstanding, end of period	33,075	33,556

(1) Rates represent the weighted average bill rates and pay rates across the countries in which we operate. Such weighted average rates are impacted by the mix of our business across the geographies as well as fluctuations in currency rates. The constant currency average bill and pay rates noted immediately above are calculated using the same exchange rates in the fourth quarter of fiscal 2024.

Analyst Contact:
Jennifer Ryu
Chief Financial Officer
(US+) 1-714-430-6500
jennifer.ryu@rgp.com

Media Contact:
Pat Burek
Financial Profiles
(US+) 1-310-622-8244
pburek@finprofiles.com